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Exhibit 16.1

February 14, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC 20549

Dear Sir or Madam:

        We have read the first three paragraphs of Item 4 included in the Form 8-K dated February 14, 2002 of Badger State Ethanol, LLC filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

/s/ MARK J. DENUCCI Mark J. DeNucci Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Direct Dial: 952-893-3820
Personal e-mail: mdenucci@bhz.com

cc: Gary Kramer, President, Badger State Ethanol, LLC

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  Exhibit 16.1